Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 13, 2022, with respect to the consolidated financial statements of Branded Online, Inc. (dba Nogin) contained in the Final Prospectus, filed on November 14, 2022, relating to the Registration Statement on Form S-1 (File No. 333-267449), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Newport Beach, California

November 21, 2022